EXHIBIT 21.1
                                                                    ------------





                                   CPAC, INC.
                                   ----------

                           SUBSIDIARIES OF REGISTRANT
                           --------------------------



                                           STATE/COUNTRY OF             PERCENT
            COMPANY NAME                    INCORPORATION              OWNERSHIP
            ------------                    -------------              ---------

             PRS, Inc.                         New York                    100

Allied Diagnostic Imaging Resources, Inc.      Delaware                    100

      Trebla Chemical Company                  Delaware                    100

         CPAC Europe, N.V.                     Belgium                      98

        CPAC Italia, S.r.l.                     Italy                      100

   The Fuller Brush Company, Inc.              New York                    100

       CPAC Africa (Pty) LTD                 South Africa                   80

           CPAC Asia LTD.                      Thailand                     80


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